                                                                     EXHIBIT 4.7

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

                                WARRANT AGREEMENT

                           RELEASENOW.COM CORPORATION

              Dated as of September 9, 1999 (the "Effective Date")

     WHEREAS, ReleaseNow.com Corporation, a Delaware corporation (the "Company") has entered into a Master Lease Agreement dated as of April 16, 1999, Equipment Schedule No. VL-1 and VL-2 dated as of April 16, 1999, and related Summary Equipment Schedules (collectively, the "Leases") with Comdisco, Inc., a Delaware corporation (the "Warrantholder"); and

     WHEREAS, the Company desires to grant to Warrantholder, in consideration for Phase II of such Leases, the right to purchase shares of its Warrant Stock;

     NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Leases in and consideration of mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

1. GRANT OF THE RIGHT TO PURCHASE WARRANT STOCK.
   --------------------------------------------

     The Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe to and purchase, from the Company, 8,625 fully paid and non-assessable shares of the Company's Warrant Stock (as defined herein) at a purchase price of $4.00 per share (the "Exercise Price"). For purposes of this Warrant Agreement, the term Warrant Stock shall mean the Company's Common Stock, unless (I) the Company does not successfully complete the sale of Common Stock of the Company in the Company's first public offering of securities for its own account pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Initial Public Offering") by March 31, 2000, or (ii) the Company closes a private investment round of preferred stock prior to the closing of the Initial Public Offering, or (iii) an acquisition of all or substantially all of the outstanding stock or assets of the Company, prior to closing of an Initial Public Offering, in all such cases Warrant Stock shall mean the Company's Series E Preferred Stock or Series F Preferred Stock (so long as such series has the same rights, preferences, and privileges of the Series E Preferred Stock), if any in the case of (ii) above. If Warrant Stock shall mean Series E Preferred Stock, the Company shall immediately undertake to obtain Stockholder approval to amend its Amended and Restated Certificate of Incorporation to increase the authorized number of shares of its Series E Preferred Stock to include 8,625 shares of Series E Preferred Stock so Warrantholder shall hold a Series E Preferred Stock warrant. If Warrant Stock shall mean Series F Preferred Stock, the Company shall immediately undertake to obtain Stockholder approval to amend its Amended and restated Certificate of Incorporation to increase its authorized number of share of its Preferred Stock and reserve 8,625 shares of Series F Preferred Stock for issuance upon the exercise of such Warrant. The number and purchase price of such shares are subject to adjustment as provided for in Section 8 hereof.

2. TERM OF THE WARRANT AGREEMENT
   -----------------------------

     Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Warrant Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period of seven (7) years.

     Notwithstanding the term of this Warrant Agreement as set forth above, the right to purchase Warrant Stock as granted shall expire, if not previously exercised, immediately upon the closing of either of the following events:

     (i) an Initial Public Offering, provided that the underwriters so request that the Warrantholder exercise at that time.

     (ii) upon the closing of a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (the "Merger") provided in which Warrantholder realizes a value for its shares equal to three (3) times the Exercise Price and acquirer so request that the Warrantholder exercise at that time.

     The Company shall notify the Warrantholder if the Initial Public Offering or Merger is proposed within a reasonable period of time prior to the filing of a registration statement or the dosing of the Merger and if the Company fails to deliver such written notice within a reasonable period of time. anything to the contrary In this Warrant Agreement withstanding, the rights to purchase will not expire until ton (10) business d" after the Company delivers such notice to the Warrantholder. Such notes shall also contain such details of the proposed Initial Public Offering or Merger as am reasonable in the circumstances and notice that this Warrant Agreement Is expected to expire upon closing thereof. If such dosing does not take place, the Company shall promptly notify the Warrantholder that such proposed transaction has been terminated. Anything to the contrary in this Warrant Agreement notwithstanding, the Warrantholder may rescind any exercise of its purchase rights promptly after such notice of termination of the proposed transaction if the exercise of warrants occurred after the Company notified the Warrantholder that the Initial Public Offering or Merger was proposed or if the exercise were otherwise precipitated by such proposed Initial Public Offering or Merger, In the event of such rescission, the Warrants will continue to be exercisable on the same terms and conditions.

3. EXERCISE OF THE PURCHASE RIGHTS.
   -------------------------------

     The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder in whole or in part t any time, or from firm to time. prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise In the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and In no event later than twenty-one
(21) days thereafter, the Company shall issue to the Warrantholder a certificate for ft number of shares of Warrant Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the "Acknowledgment of Exercise") indicating the number of shares which remain subject to future purchases, If any,

     The Exercise Price may be paid at the Warrantholder's election either (i) by cash or check, or (ii) by surrender of Warrants ("Net Issuance") as determined below. If the Warrantholder elects the Net Issuance method, the Company will Issue Warrant Stock in accordance with the following formula:

                            X     =      Y (A-B)
                                       -------------
                                            A


     Where: X = the number of shares of Warrant Stock to be issued to the Warrantholder.

     Y = the number of shares of Warrant Stock requested to be exercised under this Warrant Agreement.

     A = the fair market value of one (1) share of Warrant Stock.

     B = the Exercise Price.

     For purposes of the above calculation, current fair market value of Warrant Stock shall mean with respect to each share of Warrant Stock-

     (i) if the exercise is in connection with an Initial Public Offering, and if the Company's Registration Statement relating to such public offering has been declared effective by the SEC, then the fair market value per share shall be the initial "Price to Public" specified in the final prospectus with respect to the offering:

     (ii) If this Warrant is exercised after, and not in connection with the Company's Initial Public Offering, and

          (a) If traded on a securities exchange, the fair market value per share shall be deemed to be the average of the closing prices over a five
     (5) day period ending three days before the day the current fair market value of the securities is being determined; or

          (b) If actively traded over-the-counter, the fair market value per share shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over Me live (5) day period ending three days before the day the current fair market value of the securities Is being determined:

     (iii) If at any time the Common Stock Is not listed an any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value per share of Warrant Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value of Common Stock shall be deemed to be the value received by the holders of the Company's Warrant Stock on a common equivalent basis pursuant to such merger or acquisition.

     Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

4. RESERVATION OF SHARES.
   ---------------------

     During the term of this Warrant Agreement. the Company will at all TIMES have authorized and reserved a sufficient number of shares of ITS Warrant Stock to provide for the exercise of the rights to purchase Warrant Stock as provided for herein.

5. NO FRACTIONAL SHARES OR SCRIP
   -----------------------------

     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6. NO RIGHTS AS SHAREHOLDER.
   ------------------------

     This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant.

7. WARRANTHOLDER REGISTRY.
   ----------------------

     The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8. ADJUSTMENT RIGHTS.
   -----------------

     The purchase price per share and the number of shares of Warrant Stock purchasable hereunder are subject to adjustment. as follows:

     (a) Merger and Sale of Assets. If at any time there shall be a capital
         -------------------------
reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation whether or not the Company is the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of shares of Warrant stock or other securities of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Warrant Stock purchasable) shall be applicable to the greatest extent possible.

     (b) Reclassification of Shares. If the Company at any time shall, by
         --------------------------
combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

     (c) Subdivision or Combination of Shares. If the Company at any time shall
         ------------------------------------
combine or subdivide its Warrant Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

     (d) Stock Dividends. If the Company at any time shall pay a dividend
         ---------------
payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of the Company's stock, then the Exercise Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (I) the numerator of which shall be the total number of all shares of the Company's stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Company's stock outstanding immediately after such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (e) Antidilution Rights. Additional antidilution rights applicable to the
         -------------------
Warrant Stock purchasable hereunder are as set forth in the Company's Certificate of Incorporation, as amended through the Effective Date, a true and complete copy of which is attached hereto as Exhibit IV (the "Charter"). The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter. The Company shall provide Warrantholder with prior written notice of any dilutive issuance of its stock or other equity security to occur after the Effective Date of this Warrant, which notice shall include (a) the price at which such stock or security is to be sold, (b) the number of shares to be issued, and (c) such other information as necessary for Warrantholder to determine if a dilutive event has occurred.

     (f) Notice of Adjustments. If: (I) the Company shall declare any dividend
         ---------------------
or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall, if such Warrant Stock is Series E Preferred Stock or Series F Preferred Stock, offer for subscription prorata to the holders of any class of its Warrant Stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) there shall be an initial public offering; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which such the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Warrant Stock shall be entitled to exchange their Warrant Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and (C) in the case of a public offering, the Company shall give the Warrantholder at least twenty (20) days written notice prior to the effective date hereof.

     Each such written notice shall set forth, in reasonable detail, (I) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

     (g) Timely Notice. Failure to timely provide such notice required by
         -------------
subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. The notice period shall begin on the date Warrantholder actually receives a written notice containing all the information specified above.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
   --------------------------------------------------------

     (a) Reservation of Warrant Stock. The Warrant Stock issuable upon exercise
         ----------------------------
of the Warrantholder's rights has been duly and validly reserved and, when Issued In accordance with the provisions of this Warrant Agreement will be validly Issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever, provided, however, that the Warrant Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of Its Charter and Bylaws. as amended. attached hereto as Exhibit IV. The Issuance of certificates for Shares of Warrant Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax In respect thereof, or other cost Incurred by the Company In connection with such exercise and the related issuance of shares of Warrant Stock. The Company shall not be required to pay any tax which may be payable In respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

     (b) Due Authority. The execution and delivery by the Company of this
         -------------
Warrant Agreement and the performance of all obligations of Me Company hereunder, including the Issuance to

Warrantholder of the right to acquire the shares of Warrant Stock, have been duly authorized by all necessary corporate action on the part of the Company, and the Leases and this Warrant Agreement are not consistent with the Company's Charter or Bylaws, do not contravene any law or governmental rule, regulation or order applicable to k do not and will not contravene any provision of, or constitute a default under, any Indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Leases and this Warrant Agreement constitute legal, valid and binding agreements of the Company. enforceable in accordance with their respective terms.

     (c) Consents and Approvals. No consent or approval of, giving of notice to,
         ----------------------
registration with, or taking of any other action in respect of any state. Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

     (d) Issued Securities. All issued and outstanding shares of Common Stock.
         -----------------
Preferred Stock or any other securities of the Company have been duly authorized and validly Issued and are fully paid and nonassessable. All outstanding shares of Common tock, Preferred Stock and any other securities were Issued in full compliance with all Federal and state securities laws. In addition, as of August
10. 1999:

     (i) The authorized capital of the Company consists of (A) 20,500,000 shares of Common Stock, of which 5,320,246 shares are issued and outstanding, (B) 2,042,000 shares of Series A Preferred Stock, of which 2,000,000 are issued and outstanding and are convertible into 2,000,000 shares of Common Stock at a price of $0.50 per share, (C) 2,272,854 shares of Series B Preferred Stock, of which 2,202,854 shares are issued and outstanding and are convertible Into 2,202.854 shares of Common Stock at a price of $0.70 per share, (D) 2,957,B43 shares of Series C Preferred Stock, of which 2,944,460 shares are issued and outstanding and are convertible into 2,944,460 shares of Common Stock at a price of $1.87 per share, (E) 2,936,960 shares of Series D Preferred Stock, of which 2,782,244 shares are issued and outstanding and are convertible into 2,782,244 shares of Common Stock at a price of $3.49 per share, and (F) 3,000,000 shares of Series E Preferred Stock, of which 3,000,000 shares are issued and outstanding and are convertible into 3,000,000 shares of Common Stock at a price of $4.00 per share.

     (ii) As of August 10. 1999, the Company has reserved 5.775,292 shares of Common Stock for Issuance under its 1998 Stock Option Plan. under which 1,618,772 options are outstanding at an average price of $1.82 per share. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company, except for Warrants A, B, C and D.

     (iii) In accordance with the Company's certified Articles of Incorporation, no shareholder of the Company has preemptive rights to purchase new issuances of the Company's capital stock.

     (e) Insurance. The Company has in full force and effort insurance policies.
         ---------
with extended coverage insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

     (f) Other Commitments to Register Securities. Except as set forth in this
         ----------------------------------------
Warrant Agreement and the Amended and Restated Investor Rights Agreement, the Company is not pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

     (g) Exempt Transaction. Subject to the accuracy of the Warrantholder's
         ------------------
representations in Section 10 hereof. the issuance of the Warrant Stork upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act. In reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

     (h) Compliance with Rule 144. At the written request of the Warrantholder,
         ------------------------
who proposes to sell Warrant Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.
    --------------------------------------------------

     This Warrant Agreement has been entered Into by the Company in reliance upon the following representations and movements of the Warrantholder:

     (a) Investment Purpose. The right to acquire Warrant Stock issuable upon
         ------------------
exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present Intention of selling or engaging In any public distribution of the same except pursuant to a registration or exemption.

     (b) Private Issue. The Warrantholder understands (i) that the Warrant Stock
         -------------
issuable upon exercise of this Warrant is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption Is predicated on the representations set forth in this Section 10.

     (c) Disposition of Warrantholder's Rights. In no event will the
         -------------------------------------
Warrantholder make a disposition of any of its rights to acquire Warrant Stock issuable upon exercise of such rights unless and until (I) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Warrant Stock or Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner, and shall terminate as to any particular share of Warrant Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Warrant Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Warrant Stock not bearing any restrictive legend.

     (d) Financial Risk. The Warrantholder has such knowledge and experience in
         --------------
financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

     (e) Risk of No Registration. The Warrantholder understands that if the
         -----------------------
Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registrable statement covering the securities under the 1933 Act is not in effect when it desires to sell (I) the rights to purchase Warrant Stock pursuant to this Warrant Agreement, or (ii) the Warrant Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights of the Warrantholder to purchase Warrant Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

     (f) Accredited Investor. Warrantholder is an "accredited investor" within
         -------------------
the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

     (g) Legends. It is understood that the Warrant Stock issuable upon exercise
         -------
of the rights under this Warrant Agreement may bear one or all of the following legends:

     (i) THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL (WHICH MAY BE IN-HOUSE COUNSEL) SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

    (ii) Any legend required by State securities laws.

11. TRANSFERS.
    ---------

     Subject to the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable In whole or in part by the Warrantholder and any successor transferee. provided, however, in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges Imposed on such transfer.

12. MARKET STANDOFF
    ---------------

     Each holder of the Warrant Stock issued upon exercise of the tights hereunder agrees that. during the period specified by the underwriter or underwriters of Common Stock (or other securities) of the Company, following the effective date of a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by such underwriter, directly or indirectly sell, offer or contract to sell (including, without limitation, any short sale) grant any option to purchase or otherwise transfer or dispose of (other then to donee who agree to be similarly bound) any securities of the Company at any time during such period except Warrant Stock included in such registration.

13. MISCELLANEOUS.
    -------------

     (a) Effective Date. The provisions of this Warrant Agreement shall be
         --------------
construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

     (b) Attorney's Fees. In any litigation, arbitration or court proceeding
         ---------------
between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

     (c) Governing Law. This Warrant Agreement shall be governed by and
         -------------
construed for all purposes under and in accordance with the laws of the State of California.

     (d) Counterparts. This Warrant Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) Notices. Any notice required or permitted hereunder shall be given in
         -------
writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven (7) days after deposit in the United States mail, by registered or certified mail, addressed (I) to the Warrantholder at 6111 North River Road, Rosemont, Illinois 60018, Attention: Venture Lease Administration, cc: Legal Department, Attention: General Counsel, (and/or, if by facsimile, (847) 518-5465 and (847) 518-5088) and (ii) to the Company at 990
Commercial Street, San Carlos, CA 94070, Attention: Joan Walsh (and/or if by facsimile, (650) 508-2490) or at such other address as any such party may subsequently designate by written notice to the other party.

     (f) Remedies. In the event of any default hereunder, the non-defaulting
         --------
party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

     (g) No Impairment of Rights. The Company will not, by amendment of its
         -----------------------
Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

     (h) Survival. The representations, warranties, covenants and conditions of
         --------
the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

     (i) Severability. In the event any one or more of the provisions of this
         ------------
Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

     (j) Amendments. Any provision of this Warrant Agreement may be amended by a
         ----------
written instrument signed by the Company and the Warrantholder.

     (k) Additional Documents. The Company, upon execution of this Warrant
         --------------------
Agreement, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in subparagraphs (a) through (d), (f) and (g) of Section 9 above. The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.


                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Warrant
Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

                          Company:  RELEASENOW.COM CORPORATION






                          By:
                             --------------------------------------------
                          Title:
                                -----------------------------------------

                          Warrantholder: COMDISCO, INC.


                           By:
                              --------------------------------------------
                           Title:
                                 -----------------------------------------

                                    EXHIBIT I

                               NOTICE OF EXERCISE

To:
     ---------------------------------------

(1) The undersigned Warrantholder hereby elects to purchase __________ shares of the Warrant Stock of ____________________, pursuant to the terms of the Warrant Agreement dated the _____ day of __________________, 19__ (the "Warrant Agreement") between ______________________________ and the
     Warrantholder, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2) In exercising its rights to purchase the Warrant Stock of ____________________________, the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 10 of the Warrant Agreement.

(3) Please issue a certificate representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below.


----------------------------------
(Name)

----------------------------------
(Address)

Warrantholder:  COMDISCO, INC.

By:
   -------------------------------
Title
     -----------------------------
Date:
     -----------------------------

                                   EXHIBIT II

                           ACKNOWLEDGMENT OF EXERCISE



     The undersigned ______________________________, hereby acknowledge receipt of the "Notice of Exercise" from Comdisco, Inc., to purchase _____ shares of the Warrant Stock of ____________________, pursuant to the terms of the Warrant Agreement, and further acknowledges that _____ shares remain subject to purchase under the terms of the Warrant Agreement.

                              Company:



                              By:
                                 ---------------------------------------
                              Title:
                                    ------------------------------------
                              Date:
                                   -------------------------------------

                                   EXHIBIT III

                                 TRANSFER NOTICE

     (To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to

-----------------------------------------------------------------------------
(Please Print)

whose address is
                -------------------------------------------------------------

-----------------------------------------------------------------------------



                           Dated:
                                 --------------------------------------------
                           Holder's Signature:
                                              -------------------------------

                           Holder's Address:
                                            ---------------------------------

                           --------------------------------------------------
 Signature Guaranteed:
                           --------------------------------------------------

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.